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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Computer Sciences Corporation (the "Company") on Form S-3 of our report dated May 26, 1998, appearing in the Annual Report on Form 10-K of the Company for the year ended April 3, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1 to Registration Statement.

/s/DELOITTE & TOUCHE, LLP

DELOITTE & TOUCHE, LLP
Los Angeles, California
February 22, 1999